                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): February 27, 1998
                                                         -----------------
                                 SUNSOURCE INC.
                 -----------------------------------------------
                 (Exact Name of Registrant Specified in Charter)


     Delaware                     1-13293                     23-2874736
  ----------------           ----------------            ------------------
  (State or Other            (Commission File             (I.R.S. Employer
  Jurisdiction of                 Number)                Identification No.)
   Incorporation)


           3000 One Logan Square
              Philadelphia, PA                                 19103
  ---------------------------------------                   ------------
  (Address of Principal Executive Offices)                   (Zip Code)

       Registrant's telephone number, including area code: (215) 282-1290
                                                           --------------
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.

     This Report includes the unaudited pro forma consolidated statement of income of the registrant and subsidiaries for the twelve months ended December 31, 1997 and the audited consolidated financial statements of the registrant and subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 as follows.

                          INDEX TO FINANCIAL STATEMENTS


Unaudited Pro Forma Consolidated Statement of Income                                       Page
                                                                                           ----
SunSource Inc. and Subsidiaries
    Introduction to Unaudited Pro Forma Consolidated Statement of Income . . . .           F-1
    Unaudited Pro Forma Consolidated Statement of Income for the twelve
         months ended December 31, 1997 . . . . . . . . . . . . . . . . . . . . .          F-2
    Notes to Unaudited Pro Forma Consolidated Financial Statement of Income . . .          F-3
Audited Historical Consolidated Financial Statements

SunSource Inc. and Subsidiaries
    Report of Independent Accountants . . . . . . . . . . . . . . . . . . . . . .          F-4
    Consolidated Balance Sheets dated as of December 31, 1997 and 1996 . . . . .           F-5
    Consolidated Statements of Income for the Years ended December 31, 1997,
         1996 and 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         F-6
    Consolidated Statements of Cash Flows for the Years ended December 31,
         1997, 1996 and 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . .         F-7
    Consolidated Statements of Changes in Partners' Capital for the Years ended
         December 31, 1996 and 1995 and Changes in Stockholders' Deficit for
         the Year ended December 31, 1997 . . . . . . . . . . . . . . . . . . . .          F-8
    Notes to Consolidated Financial Statements . . . . . . . . . . . . . . . . . .         F-9




                        SunSource Inc. and Subsidiaries
            Pro Forma Consolidated Statement of Income (Unaudited)

     The following unaudited pro forma consolidated statement of income of SunSource Inc. (the "Company"), gives effect to the closing of the offering of Common Shares of the Company (the "Offering"), the conversion of its predecessor, SunSource L.P. (the "Partnership") to corporate form, including the elimination of non-recurring charges and credits (the "Conversion") and the refinancing of debt in conjunction with the Conversion (the "Refinancing"). The pro forma consolidated statement of income includes the accounts of the Company and its indirect wholly-owned subsidiary partnership, SDI Operating Partners, L.P. (the "Operating Partnership").

     The pro forma consolidated statement of income assumes the Offering and the Refinancing closed and the Conversion occurred at the beginning of the year presented. The pro forma consolidated income statement is not necessarily indicative of operating results that would have been achieved had the Offering, the Conversion, and the Refinancing occurred on the date indicated and should not be construed as representative of future operating results.

     This pro forma consolidated statement of income should be read in conjunction with the audited consolidated financial statements for the twelve months ended December 31, 1997 filed by the Company on Form 8-K and included elsewhere herein.

                        SUNSOURCE INC. AND SUBSIDIARIES
            PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
               (dollars in thousands, except for per share data)






                                                                        Twelve Months Ended December 31, 1997
                                                                -----------------------------------------------------
                                                                                      Pro Forma
                                                                                     Adjustments
                                                                 Historical        Amount      Note*       Pro Forma
                                                                ------------   -------------   -------   ------------
Net sales ...................................................     $698,131       $      --               $ 698,131
Cost of sales ...............................................      414,853              --                 414,853
                                                                  --------       ---------               ---------
  Gross profit ..............................................      283,278              --                 283,278
                                                                  --------       ---------               ---------
Operating expenses:
 Selling, general and administrative expenses ...............      235,777              --                 235,777
 Management fee to general partner ..........................        2,491          (2,491)      1A             --
 Depreciation ...............................................        4,009              --                   4,009
 Amortization ...............................................        1,894             390       1B          2,284
                                                                  --------       ---------               ---------
  Total operating expenses ..................................      244,171          (2,101)                242,070
                                                                  --------       ---------               ---------
Transaction and other costs related to Conversion ...........        3,053          (3,053)      1C             --
                                                                  --------       ---------               ---------
  Income from operations ....................................       36,054           5,154                  41,208
Interest expense, net .......................................        7,198            (321)      1D          6,877
Other income, net ...........................................           54             263       1E            317
Distributions on guaranteed preferred beneficial interests in
 the Company's junior subordinated debentures ...............       (3,058)         (9,174)      1F        (12,232)
                                                                  --------       ---------               ---------
  Income before income taxes ................................       25,852          (3,436)                 22,416
Provision (benefit) for income taxes ........................       (6,680)         16,911       1G         10,231
                                                                  --------       ---------               ---------
  Income before extraordinary loss ..........................       32,532         (20,347)                 12,185
Extraordinary loss from early extinguishment of debt, net
 of deferred income tax benefit of $951 .....................       (3,392)          3,392       1H             --
                                                                  --------       ---------               ---------
  Net income ................................................     $ 29,140       $ (16,955)              $  12,185
                                                                  ========       =========               =========
Net income per Common Share (basic and diluted) .............                                            $    1.76
Weighted average number of outstanding Common Shares                                                     6,918,936



     *SEE ACCOMPANYING NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                        SUNSOURCE INC. AND SUBSIDIARIES
        NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                            (dollars in thousands)

1. Pro Forma Adjustments to Consolidated Statement of Income:


 A. To eliminate, in consolidation, the management fee paid to SDI Partners I, L.P., the "General Partner" or "GP" of the Operating Partnership.


 B. To record amortization of goodwill associated with the exchange of the GP's Minority Interest in the Operating Partnership, using the Partnership's current estimated useful life of goodwill.

 C. To eliminate transaction and other costs related entirely to the Conversion which have been recorded by the Company for the period presented.

 D. To adjust 1997 interest expense utilizing, (i) an interest rate of 6.98% (equal to current LIBOR rates of 5.73% plus 125 basis points, which reflects interest rates under the new revolving credit facility), and
      (ii) the estimated net proceeds from the offering.






                                                                                            1997
                                                                                         ----------
   Interest expense reduction as a result of proceeds from the Offering used to repay
     the Company's bank revolving credit .............................................     $ (740)
   Interest expense reduction as a result of the Company's Refinancing ...............       (582)
   Interest expense related to incremental debt used to pay distributions, transaction
     costs and other items as a result of the Conversion .............................      1,001
                                                                                           ------
   Net reduction in interest expense .................................................     $ (321)
                                                                                           ======
   Increase or decrease in pro forma interest expense adjustment due to each 1/8 per-
     cent (.00125) change in interest rate ...........................................     $   13




 E.  Eliminate minority interest expense as a result of the Conversion.

 F. Record an expense for the monthly distributions on Trust Preferred Securities; the annual yield is 11.6% on the liquidation amount of the securities of $105,446, resulting in an approximate charge of $1,019 per month.

 G. Adjust the partnership basis state and foreign provision or benefit for income taxes to reflect a total provision for federal, state and foreign income taxes under corporate form.

 H. Eliminate extraordinary loss from early extinguishment of debt as a non-recurring charge.

                       Report of Independent Accountants


The Board of Directors
 SunSource Inc.

We have audited the accompanying consolidated balance sheets of SunSource Inc. and subsidiaries as of December 31, 1997 and 1996, the related consolidated statements of income and cash flows for each of the three years in the period ended December 31, 1997, the related consolidated statement of changes in stockholders' deficit for the year ended December 31, 1997 and the related consolidated statement of changes in partners' capital for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SunSource Inc. and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
January 29, 1998, except
   for Note 22 as to which
   the date is February 5, 1998

                        SUNSOURCE INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                            (dollars in thousands)



                                                                                              December 31,     December 31,
                                                                                                  1997             1996
                                                                                             --------------   -------------
                                            ASSETS
Current assets:
 Cash and cash equivalents ...............................................................     $   5,638        $   1,666
 Accounts receivable, net of allowance for doubtful accounts of $2,195 and $2,208,                82,501           78,578
  respectively .
 Inventories .............................................................................       103,369          102,396
 Deferred income taxes ...................................................................        10,791               --
 Other current assets ....................................................................         4,559            4,672
                                                                                               ---------        ---------
   Total current assets ..................................................................       206,858          187,312
Property and equipment, net ..............................................................        21,939           21,409
Goodwill (net of accumulated amortization of $14,367 and $12,879, respectively) ..........        62,588           43,036
Other intangibles (net of accumulated amortization of $14,910 and $14,372, respectively) .           784              667
Deferred income taxes ....................................................................         5,014            5,007
Cash surrender value of life insurance policies ..........................................         8,407            4,566
Other assets .............................................................................           552              558
                                                                                               ---------        ---------
   Total assets ..........................................................................     $ 306,142        $ 262,555
                                                                                               =========        =========
                   LIABILITIES, PARTNERS' CAPITAL AND STOCKHOLDERS' DEFICIT
Current liabilities:
 Accounts payable ........................................................................     $  50,125        $  48,557
 Notes payable ...........................................................................         2,080            2,670
 Current portion of senior notes .........................................................            --            6,395
 Current portion of capitalized lease obligations ........................................           156              107
 Distributions payable to partners .......................................................         2,353            1,857
 Deferred tax liability ..................................................................           935               --
 Accrued expenses:
  Salaries and wages .....................................................................         6,891            5,696
  Management fee due the general partner .................................................            --            3,330
  Income and other taxes .................................................................         4,286            2,695
  Other accrued expenses .................................................................        19,094           15,224
                                                                                               ---------        ---------
   Total current liabilities .............................................................        85,920           86,531
Senior notes .............................................................................        60,000           57,539
Bank revolving credit ....................................................................        33,000           11,000
Capitalized lease obligations ............................................................           572              504
Deferred compensation ....................................................................        10,451            8,644
Other liabilities ........................................................................           787            3,718
                                                                                               ---------        ---------
   Total liabilities .....................................................................       190,730          167,936
                                                                                               ---------        ---------
Guaranteed preferred beneficial interests in the Company's junior subordinated debentures        115,903               --
                                                                                               ---------        ---------
Commitments and contingencies
Partners' capital:
 General partner .........................................................................            --              960
 Limited partners:
  Class A interests ......................................................................            --           67,642
  Class B interests ......................................................................            --           29,040
  Class B interests held in treasury .....................................................            --           (1,514)
  Cumulative foreign translation adjustment ..............................................            --           (1,509)
                                                                                               ---------        ---------
   Total partners' capital ...............................................................            --           94,619
                                                                                               ---------        ---------
Stockholders' deficit:
 Preferred stock, $.01 par, 1,000,000 shares authorized, none issued .....................            --               --
 Common stock, $.01 par, 20,000,000 shares authorized, 6,418,936 shares issued and                    64               --
  outstanding
 Retained earnings .......................................................................         1,735               --
 Cumulative foreign translation adjustment ...............................................        (2,290)              --
                                                                                               ---------        ---------
   Total stockholders' deficit ...........................................................          (491)              --
                                                                                               ---------        ---------
   Total liabilities, partners' capital and stockholders' deficit ........................     $ 306,142        $ 262,555
                                                                                               =========        =========

           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        SUNSOURCE INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                       FOR THE YEARS ENDED DECEMBER 31,
   (dollars in thousands, except for partnership interest and share amounts)





                                                                           1997            1996             1995
                                                                       ------------   --------------   --------------
Net sales ..........................................................   $ 698,131       $   649,254       $  628,935
Cost of sales ......................................................     414,853           388,660          377,598
                                                                       ---------       -----------       ----------
   Gross profit ....................................................     283,278           260,594          251,337
                                                                       ---------       -----------       ----------
Operating expenses:
 Selling, general and administrative expenses ......................     235,777           219,185          211,048
 Management fee to general partner .................................       2,491             3,330            3,330
 Depreciation ......................................................       4,009             3,603            3,661
 Amortization ......................................................       1,894             1,924            1,996
                                                                       ---------       -----------       ----------
   Total operating expenses ........................................     244,171           228,042          220,035
                                                                       ---------       -----------       ----------
Restructuring charges ..............................................          --             5,950               --
Transaction and other related costs ................................       3,053             2,150               --
                                                                       ---------       -----------       ----------
   Income from operations ..........................................      36,054            24,452           31,302
Interest expense, net ..............................................       7,198             6,875            6,920
Distributions on guaranteed preferred beneficial interests .........       3,058                --               --
Other income .......................................................          54               550              256
Gain on sale of divisions (note 3) .................................          --                --           20,644
                                                                       ---------       -----------       ----------
 Income before provision for income taxes ..........................      25,852            18,127           45,282
Provision (benefit) for income taxes ...............................      (6,680)           (1,140)             537
                                                                       ---------       -----------       ----------
 Income before extraordinary loss ..................................      32,532            19,267           44,745
Extraordinary loss from early extinguishment of debt (note 6) ......      (3,392)               --             (629)
                                                                       ---------       -----------       ----------
   Net income ......................................................   $  29,140       $    19,267       $   44,116
                                                                       =========       ===========       ==========
Net income allocated to partners:
 General partner ...................................................      N/A          $       193       $      441
                                                                                       -----------       ----------
 Class A limited partners ..........................................      N/A          $    12,210       $   12,210
                                                                                       -----------       ----------
 Class B limited partners ..........................................      N/A          $     6,864       $   31,465
                                                                                       -----------       ----------
Earnings per limited partnership interest:
 Income before extraordinary loss
   -- Class A interest .............................................      N/A          $      1.10       $     1.10
   -- Class B interest .............................................      N/A          $      0.32       $     1.48
 Extraordinary loss
   -- Class A interest .............................................      N/A                   --               --
   -- Class B interest .............................................      N/A                   --      ($     0.03)
 Net income
   -- Class A interest .............................................      N/A          $      1.10       $     1.10
   -- Class B interest .............................................      N/A          $      0.32       $     1.45
Pro forma net income per common share (note 1) .....................   $    1.88           N/A              N/A
Pro forma weighted average number of outstanding common
 shares ............................................................   6,418,936           N/A              N/A
Weighted average number of outstanding limited partnership
 interests:
   -- Class A interests ............................................      N/A           11,099,573       11,099,573
   -- Class B interests ............................................      N/A           21,675,746       21,675,746



          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        SUNSOURCE INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                       FOR THE YEARS ENDED DECEMBER 31,
                            (dollars in thousands)




                                                                    1997           1996           1995
                                                                ------------   ------------   ------------
Cash flows from operating activities:
 Net income .................................................    $  29,140      $  19,267      $  44,116
 Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation and amortization ............................        5,903          5,547          5,657
   Decrease (increase) in cash value of life insurance ......         (525)          (157)            58
   Gain on sale of divisions ................................           --             --        (20,644)
   Extraordinary loss .......................................        3,392             --            629
   Restructuring charges ....................................           --          5,950             --
   Transaction costs ........................................        3,053          2,150             --
   Provision for deferred compensation ......................        2,649          1,071          2,340
   Deferred income tax benefit ..............................       (8,912)        (2,163)          (700)
   Changes in current operating items:
    Increase in accounts receivable .........................       (3,627)        (2,465)        (3,666)
    Increase in inventories .................................         (848)        (7,572)        (8,209)
    Decrease in other current assets ........................          175             70            857
    Increase in accounts payable ............................        1,325          6,062          2,531
    Decrease in accrued interest ............................         (473)           (47)          (141)
    Decrease in accrued restructuring charges and
      transaction costs .....................................       (4,569)        (1,899)            --
    Increase (decrease) in other accrued liabilities ........        2,595         (2,769)        (6,062)
   Other items, net .........................................       (1,365)           253            284
                                                                 ---------      ---------      ---------
 Net cash provided by operating activities ..................       27,913         23,298         17,050
                                                                 ---------      ---------      ---------
Cash flows from investing activities:
 Proceeds from sale of divisions ............................           --             --         44,873
 Proceeds from sale of property and equipment ...............          802             62            757
 Payments for acquired businesses ...........................         (793)          (683)        (7,385)
 Capital expenditures .......................................       (4,933)        (4,341)        (4,299)
 Investment in life insurance policies ......................       (3,316)        (1,400)        (3,067)
 Other, net .................................................          144            (39)           (93)
                                                                 ---------      ---------      ---------
   Net cash (used for) provided by investing activities .....       (8,096)        (6,401)        30,786
                                                                 ---------      ---------      ---------
Cash flows from financing activities:
 Prepayment of senior notes .................................      (63,934)            --             --
 Proceeds from issuance of senior notes .....................       60,000             --             --
 Cash distributions to partners .............................      (13,901)       (25,641)       (27,218)
 Cash distributions paid on Class A exchange ................      (14,429)            --             --
 Repayment of senior notes ..................................           --         (6,395)       (18,971)
 Borrowings under the bank credit agreement, net ............       22,000         11,000             --
 Prepayment penalties and related costs .....................       (4,278)            --           (629)
 Borrowings (repayments) under other credit facilities,
   net ......................................................         (590)           (83)            44
 Principal payments under capitalized lease obligations .....         (140)           (12)           (65)
 Other, net .................................................         (573)            --            ---
                                                                 ---------      ---------      ---------
   Net cash used for financing activities ...................      (15,845)       (21,131)       (46,839)
                                                                 ---------      ---------      ---------
Net increase (decrease) in cash and cash equivalents ........        3,972         (4,234)           997
Cash and cash equivalents at beginning of period ............        1,666          5,900          4,903
                                                                 ---------      ---------      ---------
Cash and cash equivalents at end of period ..................    $   5,638      $   1,666      $   5,900
                                                                 =========      =========      =========


          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        SUNSOURCE INC. AND SUBSIDIARIES
  CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL FOR THE YEARS ENDED
           DECEMBER 31, 1996 AND 1995 AND CHANGES IN STOCKHOLDERS'
                 DEFICIT FOR THE YEAR ENDED DECEMBER 31, 1997
                            (dollars in thousands)

                                                                      PARTNERS' CAPITAL
                                                            -------------------------------------
                                                               General      Class A      Class B
                                                               Partner      Limited      Limited
                                                             -----------  -----------  -----------
Partners' Capital -- December 31, 1994 ....................   $     791    $  67,642    $  12,300
 Net income ...............................................         441       12,210       31,465
 Cash distributions paid and/or declared to partners ......        (269)     (12,210)     (14,513)
 Change in cumulative foreign translation adjustment ......          --           --           --
                                                              ---------    ---------    ---------
Partners' Capital -- December 31, 1995 ....................         963       67,642       29,252
 Net income ...............................................         193       12,210        6,864
 Cash distributions paid and/or declared to partners ......        (196)     (12,210)      (7,076)
 Change in cumulative foreign translation adjustment ......          --           --           --
                                                              ---------    ---------    ---------
Partners' Capital -- December 31, 1996 ....................         960       67,642       29,040
 Net income ...............................................         260        9,157       16,633
 Cash distributions paid and/or declared to partners ......        (150)      (8,140)      (6,730)
 Change in cumulative foreign translation adjustment ......          --           --           --
                                                              ---------    ---------    ---------
Partners' Capital -- September 30, 1997 ...................       1,070       68,659       38,943
Conversion adjustments:
 Common stock .............................................                                   (64)
 Paid-in capital ..........................................      (1,070)     (68,659)
 Cumulative foreign translation adjustment ................
 Retained earnings ........................................                               (38,879)
 Minority interest (a) ....................................
 Class A exchange (b) .....................................
 Goodwill -- Minority interest (c) ........................
                                                              ---------    ---------    ---------
Stockholders' Deficit -- September 30, 1997 ...............   $      --    $      --    $      --
                                                              =========    =========    =========
 Net income ...............................................
 Change in cumulative foreign translation adjustment ......
 Adjustment to cash distributions declared to partners ....
 Dividends declared on common stock .......................
Stockholders' Deficit -- December 31, 1997 ................

                                                                              STOCKHOLDERS'DEFICIT
                                                            ---------------------------------------------------------------------
                                                                              Cumulative                              Retained
                                                                               Foreign                               Earnings /
                                                                Class B      Translation    Common      Paid-in     (Accumulated
                                                                Treasury      Adjustment     Stock      Capital       Deficit)
                                                             -------------  -------------  --------  ------------  --------------
Partners' Capital -- December 31, 1994 ....................    $  (1,514)     $  (1,338)
 Net income ...............................................           --             --
 Cash distributions paid and/or declared to partners ......           --             --
 Change in cumulative foreign translation adjustment ......           --            (62)
                                                               ---------      ---------
Partners' Capital -- December 31, 1995 ....................       (1,514)        (1,400)
 Net income ...............................................           --             --
 Cash distributions paid and/or declared to partners ......           --             --
 Change in cumulative foreign translation adjustment ......           --           (109)
                                                               ---------      ---------
Partners' Capital -- December 31, 1996 ....................       (1,514)        (1,509)
 Net income ...............................................
 Cash distributions paid and/or declared to partners ......
 Change in cumulative foreign translation adjustment ......           --           (167)       --             --             --
                                                               ---------      ---------        --             --             --
Partners' Capital -- September 30, 1997 ...................       (1,514)        (1,676)       --             --             --
Conversion adjustments:
 Common stock .............................................                                    64
 Paid-in capital ..........................................                                               68,659          1,070
 Cumulative foreign translation adjustment ................                       1,676
 Retained earnings ........................................        1,514                                                 37,365
 Minority interest (a) ....................................                                                               1,082
 Class A exchange (b) .....................................                                              (68,659)       (61,761)
 Goodwill -- Minority interest (c) ........................                                                              20,759
                                                               ---------      ---------      ----     ----------     ----------
Stockholders' Deficit -- September 30, 1997 ...............    $      --      $      --        64             --         (1,485)
                                                               =========      =========
 Net income ...............................................                                                               3,090
 Change in cumulative foreign translation adjustment ......
 Adjustment to cash distributions declared to partners ....                                                                 772
 Dividends declared on common stock .......................                                                                (642)
                                                                                             ----     ----------     ----------
Stockholders' Deficit -- December 31, 1997 ................                                  $ 64     $       --     $    1,735
                                                                                             ====     ==========     ==========

                                                               Cumulative    Total Partners'
                                                                Foreign         Capital /
                                                              Translation     Stockholders'
                                                               Adjustment        Deficit
                                                             -------------  ----------------
Partners' Capital -- December 31, 1994 ....................                   $    77,881
 Net income ...............................................                        44,116
 Cash distributions paid and/or declared to partners ......                       (26,992)
 Change in cumulative foreign translation adjustment ......                           (62)
                                                                              -----------
Partners' Capital -- December 31, 1995 ....................                        94,943
 Net income ...............................................                        19,267
 Cash distributions paid and/or declared to partners ......                       (19,482)
 Change in cumulative foreign translation adjustment ......                          (109)
                                                                              -----------
Partners' Capital -- December 31, 1996 ....................                        94,619
 Net income ...............................................                        26,050
 Cash distributions paid and/or declared to partners ......                       (15,020)
 Change in cumulative foreign translation adjustment ......           --             (167)
                                                                      --      -----------
Partners' Capital -- September 30, 1997 ...................           --          105,482
Conversion adjustments:
 Common stock .............................................                            --
 Paid-in capital ..........................................                            --
 Cumulative foreign translation adjustment ................       (1,676)              --
 Retained earnings ........................................                            --
 Minority interest (a) ....................................                         1,082
 Class A exchange (b) .....................................                      (130,420)
 Goodwill -- Minority interest (c) ........................                        20,759
                                                               ---------      -----------
Stockholders' Deficit -- September 30, 1997 ...............       (1,676)          (3,097)
 Net income ...............................................                         3,090
 Change in cumulative foreign translation adjustment ......         (614)            (614)
 Adjustment to cash distributions declared to partners ....                           772
 Dividends declared on common stock .......................                          (642)
                                                               ---------      -----------
Stockholders' Deficit -- December 31, 1997 ................    $  (2,290)     $      (491)
                                                               =========      ===========


--------
(a) Minority interest included as other liabilities by the Partnership.

(b) Each Class A limited partnership interest was exchanged for $1.30 in cash plus 0.38 share of Trust Preferred Securities recorded at fair value based on the price of the Class A interests upon close of trading on the New York Stock Exchange on September 30, 1997 of $11.75. This fair value of $115,991 is recorded by the Company as Guaranteed Preferred Beneficial Interests in the Company's Junior Subordinated Debentures.

(c) Goodwill related to the exchange of the GP minority interest (See Note 1).


          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        SUNSOURCE INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            (dollars in thousands)

1. Basis of Presentation:

     The accompanying financial statements include the consolidated accounts of SunSource Inc. (the "Company"), its predecessor, SunSource L.P. (the "Partnership"), and its wholly-owned subsidiaries including SDI Operating Partners, L.P. (the "Operating Partnership") and SunSource Capital Trust (the "Trust"). All significant intercompany balances and transactions have been eliminated.

     Nature of Operations:

     The Company is one of the leading providers of industrial products and related value-added services in North America. The Company is organized into three businesses which are SunSource Industrial Services Company, Hillman and Harding.

     SunSource Industrial Services Company operates in three business segments:
(1) Technology Services, operating as SunSource Technology Services ("STS");
(2) Inventory Management -- Expediter and (3) Inventory Management -- Integrated Supply, operating as SunSource Inventory Management Company ("SIMCO"). STS offers a full range of technology-based products and services to small, medium and large manufacturers. SIMCO provides small parts inventory management to low volume customers through its expediter activity and integrated inventory management to large industrial manufacturing customers through its integrated supply activity.

     Hillman operates in the Hardware Merchandising Services Segment, providing small hardware related items and merchandising services, to retail outlets, primarily hardware stores, home centers and lumberyards.

     Harding operates in the Glass Merchandising Segment, selling retail and wholesale automotive and flat glass and providing auto glass installation and small contract glazing services to individual consumers, insurance companies, autobody shops, and other customers through a large network of retail glass shops.

     STS, SIMCO -- Expediter and SIMCO -- Integrated Supply accounted for 46%, 18% and 8%, respectively, of the Company's consolidated 1997 net sales and Hillman and Harding accounted for 15% and 13%, respectively. On a consolidated basis, the Company has over 188,000 customers, the largest of which accounted for less than 6% of 1997 net sales. The Company's foreign sales in Canada and Mexico accounted for less than 10% of its consolidated 1997 net sales. The average single sale in 1997 was less than three hundred and fifty dollars. Sales performance is tied closely to the overall performance of the non-defense-goods producing sector of Gross Domestic Product in the United States.


     Conversion to Corporate Form:

     On September 25, 1997, the limited partners of the Partnership approved the conversion of the Partnership to a corporation effective at the close of business on September 30, 1997 (the "Conversion"). As a result of the Conversion, each Class A limited partnership interest in the Partnership was converted into $1.30 of cash and 0.38 share of 11.6% Guaranteed Preferred Beneficial Interests in the Company's Junior Subordinated Debentures (the "Trust Preferred Securities", which were issued by the Trust), each Class B limited partnership interest in the Partnership was converted into 0.25 share of common stock of the Company and the general and limited partnership interests in SDI Partners I, L.P., the General Partner of the Partnership and the Operating Partnership (the "GP"), were exchanged with the Company for 1,000,000 shares of its common stock (the "GP Exchange"). In conjunction with the Conversion, the Company also refinanced all of its outstanding bank revolving credit and senior note debt (the "Refinancing").

     The exchange represented by the GP's 1% ownership interest in the Company (the "Minority Ownership") is subject to purchase accounting in accordance with Accounting Principles Bulletin ("APB") No. 16. Accordingly, the excess of fair value of the consideration received for the Minority Ownership over its book value was

                        SUNSOURCE INC. AND SUBSIDIARIES

                            (dollars in thousands)

1. Basis of Presentation:  -- (continued)


recorded by the Corporation as goodwill at September 30, 1997, calculated as follows:




      Fair value of the GP Minority Ownership (i)            $21,841
      Less book value of the GP Minority Ownership (ii)        1,082
                                                             -------
        Excess over book value recorded as goodwill          $20,759
                                                             =======




       (i) Represents 92.9% of the GP Exchange (the portion allocable to the Minority Ownership) valued at $23,500 in the aggregate for 1,000,000 common shares, based on the closing price of the Class B interest on the New York Stock Exchange at September 30, 1997 of $5.875.

       (ii) As reported on the pre-Conversion balance sheet of the Partnership at September 30, 1997.

     The Company incurred transaction and other costs related to the Conversion of $5,203, of which $4,700 represents transaction costs and $503 a charge for deferred compensation accelerated as a result of the Conversion. Cash payments in 1997 and 1996 were $2,698 and $1,732, respectively, and $773 was accrued as of December 31, 1997.

     Net Income per Common Share:


     In 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") 128, "Earnings Per Share". As a result, the Company is required to disclose basic and diluted Earnings Per Share ("EPS") information for all periods presented. In accordance with SFAS 128, dilutive EPS is to include the dilutive effects of options, warrants and convertible securities; however, there are no potentially dilutive securities outstanding. Accordingly, only basic EPS amounts have been presented. Due to the fact that the Company was not a corporation for the full year ended December 31, 1997, a pro forma net income per common share has been presented. Pro forma net income per common share assumes the Conversion and Refinancing occurred at the beginning of the year and accordingly excludes the extraordinary loss of $0.53 per common share.

     The computation of pro forma net income per common share is as follows:





                                                                                                   Year
                                                                                                   Ended
                                                                                             December 31, 1997
                                                                                            ------------------
Numerator:
------------------------------------------------------------------------------------------
 Net income ..............................................................................     $    29,140
   Eliminate extraordinary loss from early extinguishment of debt ........................           3,392
   Eliminate historical income tax benefit ...............................................          (6,680)
   Eliminate income of Minority Ownership ................................................             263
   Distributions on guaranteed preferred beneficial interests ............................          (9,174)
   Incremental interest expense to reflect the Conversion and Refinancing ................            (419)
   Eliminate transaction and other costs related to the Conversion .......................           3,053
   Incremental amortization on goodwill associated with the GP Exchange ..................            (390)
   Eliminate management fee ..............................................................           2,491
   Pro forma provision for income taxes ..................................................          (9,607)
                                                                                               -----------
 Pro forma net income ....................................................................     $    12,069
                                                                                               ===========
Denominator:
-------------------------------------------------------------------------------------------
Actual weighted average number of outstanding Partnership Class B interests during the period
 before the Conversion ...................................................................      21,675,746
Conversion ratio -- reverse split of one common share for four Class B interests. ........           X.25
                                                                                              -----------
  Sub-total -- pro forma outstanding common shares .......................................       5,418,936
Common shares received by the general and limited partners of the GP .....................       1,000,000
                                                                                               -----------
  Pro forma weighted average number of common shares .....................................       6,418,936
                                                                                               ===========
Pro forma net income per common share ....................................................     $      1.88
                                                                                               ===========

                        SUNSOURCE INC. AND SUBSIDIARIES

                            (dollars in thousands)

1. Basis of Presentation:  -- (continued)

     Restructuring Charges:

     In December 1996, the Company recorded a provision for restructuring charges in the amount of $5,950 for STS and Harding in accordance with the provisions of Emerging Issues Task Force ("EITF") Abstract 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity." Restructuring charges for STS in the amount of $4,400 included termination benefits for 175 employees and other exit costs. Restructuring charges for Harding in the amount of $1,550 represent primarily the write-off of assets in connection with the Company's decision to withdraw from certain geographic markets which was completed in 1997. The following table summarizes activity in the restructuring liability for STS by balance sheet classification for the twelve months ended December 31, 1997:




                                                   Termination        Other
                                                     Benefits      Exit Costs       Total
                                                  -------------   ------------   ----------
Current -- other accrued expenses:
-----------------------------------------------
Balance at December 31, 1996: .................     $    829         $  817       $  1,646
 Reduction for payments .......................       (1,156)          (668)        (1,824)
 Reclassified from long-term ..................        1,605            335          1,940
                                                    --------         ------       --------
Balance at December 31, 1997: .................     $  1,278         $  484       $  1,762
                                                    ========         ======       ========
Long-term -- other liabilities:
------------------------------------------------
Balance at December 31, 1996: .................     $  2,014         $  573       $  2,587
 Long-term -- reclassified to current .........       (1,605)          (335)        (1,940)
                                                    --------         ------       --------
Balance at December 31, 1997: .................     $    409         $  238       $    647
                                                    ========         ======       ========

     Termination payments represent severance payments and other support costs for 50 employees; other exit costs include legal and consulting costs to execute termination activities and facility shut-down costs.

2. Summary of Significant Accounting Policies:

     Cash Equivalents:

     Cash equivalents consist of commercial paper, U.S. Treasury obligations and other liquid securities purchased with initial maturities less than 90 days and are stated at cost which approximates market value.

     Inventories:

     Inventories, which consist of products purchased for resale, are valued at the lower of cost or market, cost being determined principally on the first-in, first-out method.

     Property and Equipment:

     Property and equipment, including assets acquired under capital leases, is carried at cost and includes expenditures for new facilities and major renewals. Maintenance and repairs are charged to expense as incurred. When assets are sold, or otherwise disposed of, the cost and related accumulated depreciation are removed from their respective accounts, and the resulting gain or loss is reflected in current operations.

     Depreciation:

     For financial accounting purposes, depreciation, including that related to plant and equipment acquired under capital leases, is computed on the straight-line method over the estimated useful lives of the assets, generally three to twenty-five years, or, if shorter, over the terms of the related leases.

                        SUNSOURCE INC. AND SUBSIDIARIES

                            (dollars in thousands)

2. Summary of Significant Accounting Policies: -- (continued)

     Goodwill and Other Intangible Assets:

     Goodwill related to the excess of acquisition cost over the fair value of net assets acquired and the goodwill associated with the GP Exchange discussed in Note 1 is amortized on a straight-line basis over forty years. Other intangible assets arising principally from acquisitions by the Operating Partnership are amortized on a straight-line basis over periods ranging from three to ten years.

     Long-Lived Assets:

     Under the provisions of SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the Company has evaluated its long-lived assets for financial impairment, and will continue to evaluate them as events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable.

     The Company evaluates the recoverability of long-lived assets not held for sale by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values. Based on these evaluations, there were no adjustments to the carrying value of long-lived assets in 1997. See Note 1, "Restructuring Charges" for information on the write-down of assets at Harding in 1996.

     Income Taxes:

     Deferred income taxes are computed using the liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities (temporary differences) and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. As a result of the Conversion, the Company recognized additional deferred income tax benefits which were not previously available to the Partnership due to its partnership status.

     Retirement Benefits:

     Certain employees are covered under profit-sharing retirement plans ("defined contribution plans") for which contributions are determined on an annual basis in accordance with the requirements of each plan. Defined benefit plan contributions covering certain employees are funded, at a minimum, in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended.

     In accordance with collective bargaining agreements, annual contributions to multi-employer pension plans are made. These contributions, which are based on fixed contributions per month for each hour worked, are charged to income as incurred.

     Certain employees are covered under post-retirement benefit plans for which benefits are determined in accordance with the requirements of each plan.


     Fair Value of Financial Instruments:


     Cash, accounts receivable, short-term borrowings, accounts payable, accrued liabilities and bank revolving credit are reflected in the consolidated financial statements at fair value because of the short-term maturity or revolving nature of these instruments. The fair values of the Company's debt instruments are disclosed in Note 10. The fair value of the Trust Preferred Securities are disclosed in Note 13.


     Translation of Foreign Currencies:

     The translation of applicable foreign-currency-based financial statements into U.S. dollars is performed for balance sheet accounts using exchange rates in effect at the balance sheet date and for revenue and expense

                        SUNSOURCE INC. AND SUBSIDIARIES

                            (dollars in thousands)

2. Summary of Significant Accounting Policies: -- (continued)


accounts using an average exchange rate during the period. The changes in the cumulative foreign translation adjustment for each period relate to translation adjustments in their entirety.

     Exchange adjustments resulting from foreign currency transactions are recognized in net income and were immaterial for the three years ended December 31, 1997.


     Use of Estimates in the Preparation of Financial Statements:


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     Recent Accounting Pronouncements:


     In 1997, the FASB issued SFAS 130, "Reporting Comprehensive Income," which requires changes in comprehensive income be shown in a financial statement that is displayed with the same prominence as other financial statements. Adoption of SFAS 130 is required in 1998, however, the Company does not anticipate a significant impact on its financial disclosure requirements due to the adoption of SFAS 130.


3. Acquisitions/Divestitures:


     Since August 31, 1997, Harding has purchased the assets of three retail glass shops for an aggregate purchase price of $793 and the assumption of certain liabilities. The aggregate purchase price includes goodwill of $429.


     On April 11, 1996, STS purchased certain assets of Hydraulic Depot, Inc., of Reno, Nevada, for an aggregate purchase price of $700, including goodwill of $141.


     In November 1995, Hillman purchased certain assets of the Retail division of Curtis Industries of Eastlake, Ohio, for an aggregate purchase price of $8,011 and the assumption of certain liabilities. The aggregate purchase price includes goodwill of $3,442. The purchase price and goodwill amounts include post-closing adjustments recorded in 1996.

     These acquisitions have been accounted for as purchases and, accordingly, the results of operations have been included in the accompanying consolidated financial statements from the date of acquisition.



     On October 27, 1995, the Operating Partnership sold certain assets of its Downey Glass division for a cash consideration, net of expenses, of approximately $6,237 and the assumption of certain liabilities. The Operating Partnership recorded a gain on the sale in the amount of $4,144 included in the 1995 consolidated statement of income. The aggregate assets sold, net of liabilities, in connection with the sale of the Downey Glass division was approximately $2,093.


     On January 3, 1995, the Operating Partnership sold certain assets of its Dorman Products division for a cash consideration, net of expenses, of approximately $36,600 (subject to certain post-closing adjustments) and the assumption of certain liabilities. The Operating Partnership recorded a gain on the sale in the amount of $16,500 included in the 1995 consolidated statement of income. The aggregate assets sold, net of liabilities, in connection with the sale of Dorman Products was approximately $20,100.


4. Related Party Transactions:


     Previously under partnership form, the GP earned a management fee annually from the Operating Partnership equal to 3% of the aggregate initial Capital Investment of the holders of Class A interests ($110,996).

                        SUNSOURCE INC. AND SUBSIDIARIES

                            (dollars in thousands)

4. Related Party Transactions:  -- (continued)

Management fees earned in each of years 1997, 1996 and 1995 were $2,491, $3,330 and $3,330, respectively. The 1997 management fee was pro-rated through the Conversion and paid in full on September 30, 1997. The management fees for the years 1996 and 1995 were paid in full in March 1997 and 1996, respectively.


     A member of the Company's Board of Directors is a partner in a law firm which represents the Company in various matters and with which the Company had a leasing arrangement for office space. Payments to this law firm were $811, $407 and $260 in 1997, 1996 and 1995 respectively.


     Two members of the Company's Board of Directors are officers of a firm which performed investment banking services for the Company in 1996 and 1995. Payments for these services were $125 and $1,509 in 1996 and 1995, respectively.

     A member of the Company's Board of Directors is an officer of a firm which performed investment banking services for the Company in 1996 and 1995. Payments for these services were $2 and $34 in 1996 and 1995, respectively.

5. Income Taxes:

     The components of the provision (benefit) for income taxes are as follows for the three years ended:




                                                                  December 31,
                                                    -----------------------------------------
                                                         1997           1996          1995
                                                    -------------   -----------   -----------
Current:
 Federal ........................................     $     770      $     --       $    --
 State and local ................................           457           418           608
 Foreign ........................................         1,005           605           629
                                                      ---------      --------       -------
  Total current ...................... ..........         2,232         1,023         1,237
                                                      ---------      --------       -------
Deferred:
 Federal ........................................           183        (1,919)      $  (621)
 State and local ................................            42          (244)          (79)
 Foreign ........................................           428            --            --
                                                      ---------      --------       -------
  Total deferred ................................           653        (2,163)         (700)
                                                      ---------      --------       -------
Deferred tax benefit upon conversion ............        (9,565)           --            --
                                                      ---------      --------       -------
   Provision (benefit) for income taxes .........     $  (6,680)     $ (1,140)      $   537
                                                      =========      ========       =======


                        SUNSOURCE INC. AND SUBSIDIARIES

                            (dollars in thousands)

5. Income Taxes:  -- (continued)

     Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Upon the Conversion, the Company recorded additional deferred tax assets of $9,565 not previously available under partnership form. The table below reflects the significant components of the company's net deferred tax assets:




                                                 December 31,
                                           ------------------------
                                              1997          1996
                                           ----------   -----------
Deferred tax assets:
 Inventory .............................    $ 5,180       $    --
 Deferred compensation .................      3,827         3,292
 Casualty loss liability ...............      1,560           548
 Prepayment penalty ....................      1,059           304
 Bad debt reserve ......................        936            --
 Vacation pay liability ................        998            --
 Restructuring reserve .................        780         1,034
 Net operating loss -- Mexico ..........        489            --
 Transaction costs .....................        777            --
 All other .............................        199            --
                                            -------       -------
   Gross deferred tax assets ...........     15,805         5,178
 Valuation allowance ...................         --          (171)
                                            -------       -------
   Net deferred tax assets .............     15,805         5,007
                                            -------       -------
Deferred tax liabilities:
 Costs of goods sold -- Mexico .........       (935)           --
                                            -------       -------
    Net deferred tax assets ............    $14,870       $ 5,007
                                            =======       =======




     Below is a reconciliation of U.S. Federal income tax rates to the effective tax rates for the period from the Conversion through December 31, 1997:





                                                                    Three Months
                                                               Ended December 31, 1997
                                                              ------------------------
          U.S. federal income tax rate .....................    35.0%
          Foreign income tax rates in excess of U.S. federal
            income tax rates ...............................     8.9%
          State and local income taxes, net of U.S. federal
            income tax benefit .............................     4.2%
          Non-deductible expenses ..........................     4.3%
          Recognition of deferred tax benefits relating to
            cumulative temporary differences ...............   (10.2%)
                                                               -----
          Effective income tax rate ........................    42.2%
                                                               =====



6. Extraordinary Losses:


     In connection with the Refinancing, the Company paid prepayment penalties of $4,343 and recorded an extraordinary loss of $3,392 (net of deferred tax benefits of $951) due to the early extinguishment of all of the Operating Partnership's previously outstanding Series A 9.08% and Series B 8.44% Senior Notes. Funding for these prepayment penalties was provided by the Company's revolving credit facility.

                        SUNSOURCE INC. AND SUBSIDIARIES

                            (dollars in thousands)

6. Extraordinary Losses:  -- (continued)

     In 1995, the Company recorded an extraordinary loss of $629 due to early extinguishment of a portion of the Operating Partnership's Series A 9.08% and Series B 8.44% Senior Notes. Funding for these prepayment penalties was provided by the Company's operating cash.

7. Property and Equipment:


     Property and equipment consist of the following at December 31, 1997 and 1996:



                                                       1997         1996
                                                    ----------   ----------
  Land ..........................................    $ 3,196      $ 3,289
  Buildings and leasehold improvements ..........     18,367       18,642
  Machinery and equipment .......................     20,493       18,680
  Furniture and fixtures ........................     10,592       10,368
                                                     -------      -------
                                                      52,648       50,979
  Less accumulated depreciation .................     30,709       29,570
                                                     -------      -------
                                                     $21,939      $21,409
                                                     =======      =======


8. Notes Payable:


     Notes payable consisted of the following at December 31, 1997 and 1996:



                                                                  1997       1996
                                                                --------   --------
         Short-term bank borrowings drawn on working capital
          lines of credit ...................................    $   --     $  557
         Trade notes payable in accordance with glass
          inventory financing arrangements ..................     1,099      1,193
         Notes payable in accordance with insurance financing
          arrangements ......................................       981        920
                                                                 ------     ------
                                                                 $2,080     $2,670
                                                                 ======     ======


     The weighted average interest rate on the outstanding notes payable borrowings at December 31, 1997 and 1996 was 2.83% and 3.05%, respectively.


9. Lines of Credit:



     On September 30, 1997, the Operating Partnership entered into a $90,000 five-year bank credit agreement with five lenders (the "Credit Agreement"). The Credit Agreement provides borrowings on a revolving credit basis at interest rates based on the London Interbank Offered Rate ("LIBOR") plus a margin of between 1.00% and 1.50% (the "LIBOR Margin") based on certain leverage ratios as stated in the Credit Agreement, or prime. Letters of credit commitment fees are based on the LIBOR Margin when issued. As of December 31, 1997, the LIBOR rate was 5.77%, the LIBOR Margin was 1.50% and the prime rate was 8.50%. As of December 31, 1997, the Operating Partnership had $54,808 available under this Credit Agreement. The $35,192 outstanding consists of bank borrowings at LIBOR amounting to $33,000 as reflected on the Company's consolidated balance sheet at December 31, 1997, and letter of credit commitments aggregating $2,192. Amounts outstanding under the Credit Agreement are due upon its termination on September 30, 2002.



     The Credit Agreement, among other provisions, contains financial covenants requiring the maintenance of specific coverage ratios and levels of financial position and restricts incurrence of additional debt and the sale of assets.

                        SUNSOURCE INC. AND SUBSIDIARIES

                            (dollars in thousands)

9. Lines of Credit: -- (continued)


     The Company is able to utilize any unused capacity under the revolving credit line for acquisitions. If the Company sells a significant amount of assets as defined in the Credit Agreement, it must make an offer of prepayment of note principal to the lenders determined on an applicable share basis with the senior noteholder under the Noteholder Agreement (see Note 10).


     The Company has another credit facility available in the amount of $500 for letters of credit of which no amount was outstanding at December 31, 1997. The letters of credit commitments are issued at varying rates. This facility, renewable annually, is not subject to compensating balance requirements or unused commitment fees.

     An indirect, wholly-owned Canadian subsidiary of the Company has a $2,500 Canadian dollar line of credit with a local lender for working capital purposes of which no amount was outstanding at December 31, 1997. This facility, which is renewable annually, provides bank borrowings at an interest rate of prime plus 1/4 of 1%.

10. Long-Term Debt:


     On September 30, 1997, the Company issued $60,000 of senior notes through a private placement with an institutional investor. The senior notes are payable in full on September 30, 2002 and were issued at a fixed rate of 7.66%. A surcharge rate of 7.91% was in effect from September 30, 1997 through December 31, 1997, as provided in the noteholder agreement (the "Noteholder Agreement"). Interest is required to be paid quarterly on March 30, June 30, September 30 and December 30 on the outstanding principal of the senior notes. Optional prepayments, in multiples of $100, may be made at anytime, as a whole or in part, with accrued interest thereon plus a penalty (the "Make-Whole Amount"), if any, as defined in the Noteholder Agreement.


     The Noteholder Agreement, among other provisions, contains financial covenants requiring the maintenance of specific coverage ratios and levels of financial position and restricts incurrence of additional debt and the sale of assets.


     If the Company sells a significant amount of assets as defined in the Noteholder Agreement, it must make an offer of prepayment of note principal to the senior noteholder determined on an applicable share basis with the lenders under the Credit Agreement. The prepayment offer must also include accrued interest thereon as defined in the Noteholder Agreement. A Make Whole Amount is not required to be paid on the first $15,000 of net cash proceeds from certain dispositions accepted as a prepayment by the senior noteholder or upon a change in control as defined in the Noteholder Agreement.

     As of December 31, 1997, the estimated fair value of the Company's senior notes is approximately $62,900 as determined in accordance with SFAS 107. The Company discounted the future cash flows of its senior notes based on borrowing rates for debt with similar terms and remaining maturities. The fair value estimate is made at a specific point in time and is subjective in nature and involves uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimate.

                        SUNSOURCE INC. AND SUBSIDIARIES

                            (dollars in thousands)

11. Leases:

     Certain warehouse and office space and equipment are leased under capital and operating leases with terms in excess of one year. Future minimum lease payments under noncancellable leases consisted of the following at December 31, 1997:



                                                         Capital     Operating
                                                          Leases      Leases
                                                        ---------   ----------
         1998 .......................................    $  180        7,562
         1999 .......................................       180        5,691
         2000 .......................................       180        4,301
         2001 .......................................       180        2,718
         2002 .......................................       116        1,695
         Later years ................................        --       10,083
                                                         ------       ------
          Total minimum lease payments ..............    $  836      $32,050
                                                                     =======
         Less amounts representing interest .........      (108)
                                                         ------
          Present value of Net Minimum Lease payments
          (including $156 currently payable).........    $  728
                                                         ======


     Total rental expenses for all operating leases amounted to $15,921 in 1997, $15,239 in 1996, and $14,232 in 1995.

12. Deferred Compensation Plans:


     Certain officers and employees earn performance-based compensation, payment of which is deferred until future periods. All of the deferred compensation plans contain change in control provisions which are triggered upon a sale of all of the Operating Partnership's business, a change in the GP (including its reorganization) or a change, other than due to death or retirement, in a majority of the directors of Lehman/SDI, Inc., the general partner of the GP during any one-year period. A change of control occurred at September 30, 1997 as a result of the Conversion because a majority of the directors of Lehman/SDI, Inc. did not continue as directors of Lehman/SDI, Inc. after the Conversion.


     The Company adopted a deferred compensation plan effective December 1, 1996, to offer key employees an opportunity to defer a portion of their compensation including bonuses and any amounts credited to the accounts of such employees which otherwise may become payable to such employees under other incentive compensation programs maintained by the Company. This plan allows participants eligible for accelerated payments under the change in control provision of the deferred compensation plans an election to continue to defer their balances. Certain deferrals were made when participants were entitled to payment of accelerated awards upon the change in control as a result of the Conversion.


     Under the Company's Long-Term Performance Share Plan, adopted January 1, 1994, and amended thereafter, certain officers earn awards based on operating performance over a five-year period which vest and are paid in cash only at the end of the fifth year. At the end of any year within the five-year program, the cumulative award is subject to reduction or forfeiture if performance goals are not achieved. Upon a change in control as defined in the plan, participants are entitled to payment of awards earned through completion of the most recent plan year. The initial three years of this plan became complete as of December 31, 1996, as a result of the Conversion at September 30, 1997, which triggered the change of control provision in the plan. The plan was amended to include a two-year performance cycle, January 1, 1997 through December 31, 1998, to complete the initial five-year program of the plan.


     For the Company's Deferred Compensation for Division Presidents Plan, adopted in 1987 and amended thereafter, certain employees earned awards which vest at the rate of 20% per year over the 5-year period following the year in which the award was earned. The awards will be paid at age 60, if elected by the employee, or upon death, disability or retirement and accrue investment earnings until paid. Upon a change in control, as

                        SUNSOURCE INC. AND SUBSIDIARIES

                            (dollars in thousands)

12. Deferred Compensation Plans:  -- (continued)

defined in the plan, participants are entitled to payment of all vested and non-vested amounts including accrued interest. The change in control provision was triggered as a result of the Conversion and all account balances became fully vested and eligible for distribution at September 30, 1997. The full award is charged to operations in the year earned.


     Under a former plan, the Long-Term Performance Award Plan, effective through December 31, 1986, certain employees and officers earned deferred compensation amounts which unconditionally vested at the rate of 20% per year over the 5-year period following the year in which the award was earned. Participants of the former plan have elected to defer all outstanding awards until retirement. Upon a change in control, as defined in the plan, participants are entitled to payment of their total account balance including accrued interest. The change in control provision was triggered as a result of the Conversion and all account balances were eligible for distribution at September 30, 1997.


     The Operating Partnership has established a Rabbi Trust (the "Trust") to assist in funding the liabilities of all deferred compensation plans. The Trust holds insurance policies purchased by the Company on the lives of certain participants in the deferred compensation plans. The Trust is the sole beneficiary of these insurance policies of which the cash surrender value aggregated $8,407 at December 31, 1997. Prior to a change in control and upon direction from the Company in writing, the Trust shall pay to the Company all or a portion of the proceeds of any death benefits payable under any insurance policy held by the Trust in excess of any benefits payable under the Company's deferred compensation plans with respect to the insured participant.



     The amounts charged to income under the Company's deferred compensation plans were $3,152, $1,071 and $2,340 in 1997, 1996 and 1995, respectively. The
1997 charge includes $503 which is classified in transaction and other related costs on the accompanying statement of income for the year ended December 31, 1997, since this charge would not have been incurred had the Conversion not been consummated. During the three years ended December 31, 1997, distributions from the deferred compensation plans aggregated $2,876 in 1997, $1,160 in 1996 and $1,422 in 1995. The Company's deferred compensation liabilities amounted to $10,451 as of December 31, 1997 and $9,208 as of December 31, 1996.



13. Guaranteed Preferred Beneficial Interests in the Company's Junior
    Subordinated
     Debentures:



     In connection with the Conversion, Class A interests of the Partnership were exchanged for Trust Preferred Securities of the Trust, as discussed in
Note 1. The Trust was organized in connection with the Conversion for the purpose of (a) issuing its Trust Preferred Securities to the Company in consideration of the deposit by the Company of Junior Subordinated Debentures in the Trust as trust assets, and its Trust Common Securities to the Company in exchange for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures and (b) engaging in such other activities as are necessary or incidental thereto. The Trust had no operating history prior to the issuance of the Trust Preferred Securities. The terms of the Junior Subordinated Debentures include those stated in the Indenture (the "Indenture") between the Company and the indenture trustee, and those made part of the Indenture by the Trust Indenture Act.



     The Company has guaranteed on a subordinated basis the payment of distributions on the Trust Preferred Securities and payments on liquidation of the Trust and redemption of Trust Preferred Securities (the "Preferred Securities Guarantee"). The sole assets of the Trust are the Junior Subordinated Debentures and the obligations of the Company under the Indenture, the Preferred Securities Guarantee and the Junior Subordinated Debentures in the aggregate constitute a full and unconditional guarantee by the Company of the Trust's obligations under the Trust Preferred Securities.

                        SUNSOURCE INC. AND SUBSIDIARIES

                            (dollars in thousands)

13. Guaranteed Preferred Beneficial Interests in the Company's Junior
    Subordinated
     Debentures: -- (continued)


     The Trust Preferred Securities have equity characteristics but creditor's rights and are therefore classified between liabilities and stockholders' deficit on the balance sheet. On September 30, 1997, the Trust Preferred Securities were recorded at fair value of $115,991 based on the price of the Class A interests of $11.75 upon close of trading on the New York Stock Exchange on that date. The Trust Preferred Securities have a liquidation value of $25.00 per security. The excess of fair value of the Trust Preferred Securities on September 30, 1997 over their liquidation value of $105,446, or $10,545 is amortized over the life of the Trust Preferred Securities. The fair value of the Trust Preferred Securities on December 31, 1997 was $127,853, based on the closing price on the New York Stock Exchange of $30.3125 per security on that date.


     The interest payments on the Junior Subordinated Debentures underlying the Trust Preferred Securities, aggregating $12,232 per year, are deductible for federal income tax purposes under current law and will remain an obligation of the Company until the Trust Preferred Securities are redeemed or upon their maturity in 2027.

14. Dividend on Common Shares:


     The Board of Directors of the Company declared on December 10, 1997 a cash dividend of $0.10 per common share which was paid on January 6, 1998 to holders of record as of December 22, 1997.


15. Allocation of Partnership Taxable Income:


     Prior to the Conversion, for the shortened Partnership tax year from January 1, 1997 through September 30, 1997, the Partnership earned federal taxable income of $0.5605 per Class B limited partnership interest. For 1996 and 1995 federal taxable income amounted to $0.70, and $1.6923 per B interest, respectively. In 1997 and 1996, federal taxable income consisted of ordinary income only. Federal taxable income in 1995 consisted of ordinary income of $0.5326 per B interest and a combined capital gain of $1.1597 per B interest related to the sale of the Dorman Products and Downey Glass divisions (see Note 3, Acquisitions/Divestitures).

     Under the Partnership Agreement, holders of B interests were entitled to receive annual cash distributions sufficient to cover their tax liabilities on taxable income allocated to the B interests. For 1997, 1996 and 1995 these cash distributions amounted to $6,136 or $0.2775 per B interest, $7,663 or $0.3465 per B interest and $14,807 or $0.6695 per B interest, respectively.


16. Retirement Benefits:

     The following tables reflect net periodic pension cost (income) for non-contributory defined benefit plans and significant assumptions used in the determination:



                                                                  1997          1996          1995
                                                              -----------   -----------   -----------
Service cost during the period ............................    $    920      $    879      $    675
Interest cost on projected benefit obligations ............       1,702         1,656         1,578
Actual return on assets ...................................      (4,708)       (3,432)       (3,503)
Net amortization and deferral .............................       2,059           917         1,509
                                                               --------      --------      --------
  Net periodic pension cost (income) ......................    $    (27)     $     20      $    259
                                                               ========      ========      ========
Discount rate .............................................        7.25%         7.25%         8.25%
Rates of increase in compensation levels ..................        6.50%         6.50%         6.50%
Expected long-term rate of return on plan assets ..........        9.75%         9.75%         8.50%

                        SUNSOURCE INC. AND SUBSIDIARIES

                            (dollars in thousands)

16. Retirement Benefits:  -- (continued)

     The following table sets forth the defined benefit plans' funded status and amounts recognized in the Company's balance sheets:



                                                                              Assets Exceed Accumulated
                                                                                 Benefit Obligations
                                                                                    December 31,
                                                                              -------------------------
                                                                                  1997          1996
                                                                              -----------   -----------
Actuarial present value of beneficial obligations:
Vested benefit obligation .................................................    $ 16,756      $ 19,019
                                                                               ========      ========
Accumulated benefit obligation ............................................    $ 17,209      $ 19,290
                                                                               ========      ========
Projected benefit obligation ..............................................    $ 22,225      $ 23,716
Plan assets at fair value .................................................      26,642        26,519
                                                                               --------      --------
Projected benefit obligation less than plan assets ........................       4,417         2,803
Unrecognized net loss .....................................................      (3,039)       (1,247)
Prior service cost not yet recognized in net periodic pension cost ........        (303)         (328)
Unamortized balance of unrecognized net transition asset established at
 January 1, 1987 ..........................................................      (1,136)       (1,648)
                                                                               --------      --------
Prepaid pension liability recognized in the balance sheet .................    $    (61)     $   (420)
                                                                               ========      ========

     None of the Company's defined benefit plans had accumulated benefit obligations which exceeded assets.


     The discount rate assumptions used in determining actuarial present value of benefit obligations at December 31, 1997 and 1996 was 7.25%.

     Certain employees of the Company's Kar Products, J.N. Fauver Co., and its divested Dorman Products and American Electric Co. divisions are covered by these defined benefit retirement plans. Assets of the defined benefit plans consist of insurance contracts and assets managed under a commingled trust agreement. The trust assets are invested primarily in equity and fixed income holdings.

     Costs (income) charged to operations under all retirement benefit plans are as follows:



                                             1997        1996        1995
                                          ---------   ---------   ---------
Defined contribution plans ............    $1,154      $1,327      $2,693
Multi-employer pension plans ..........       253         189         374
Defined benefit plans .................       (27)         20         259
                                           ------      ------      ------
  Total ...............................    $1,380      $1,536      $3,326
                                           ======      ======      ======

     Management estimates that its share of unfunded vested liabilities under multi-employer pension plans is not material.


     For the years ended December 31, 1997, 1996 and 1995, the costs of post-retirement benefits charged to income were $94, $87, and $81, respectively. The charges were determined in accordance with SFAS 106 on an accrual basis with costs recognized in prior years upon payment of the post-retirement obligations. The Company's unrecognized accumulated post-retirement benefit liability as of December 31, 1997, 1996 and 1995 was $454, $472 and $516, respectively.


17. Commitments and Contingencies:


     Performance and bid bonds are issued on the Company's behalf during the ordinary course of business through surety bonding companies as required by certain contractors. As of December 31, 1997, the Company had outstanding performance and bid bonds aggregating $541.

                        SUNSOURCE INC. AND SUBSIDIARIES

                            (dollars in thousands)

17. Commitments and Contingencies:  -- (continued)

     Letters of credit are issued by the Company during the ordinary course of business through major domestic banks as required by certain vendor contracts, legal proceedings and acquisition activities. As of December 31, 1997, the Company had outstanding letters of credit in the aggregate amount of $442 related to these activities.

     As of December 31, 1997, the Company has guaranteed approximately $839 worth of lease obligations, principally relating to businesses previously divested. The Company is not currently aware of any existing conditions which would cause a financial loss related to these guarantees.

     Under the Company's insurance programs, commercial umbrella coverage is obtained for catastrophic exposure and aggregate losses in excess of normal claims. Beginning in 1991, the Company has retained risk on certain expected losses from both asserted and unasserted claims related to worker's compensation, general liability and automobile as well as the health benefits of certain employees. Provisions for losses expected under these programs are recorded based on an analysis of historical insurance claim data and certain actuarial assumptions. As of December 31, 1997, the Company has provided insurers letters of credit aggregating $1,750 related to certain insurance programs.

     Litigation originally instituted on February 27, 1996 is pending in the Court of Common Pleas of Montgomery County, Pennsylvania in which Dorman Products of America, Ltd. ("Dorman"), and its parent, R&B, Inc. ("R&B"), allege that misrepresentations of certain facts were made by the Operating Partnership, upon which R&B allegedly based its offer to purchase the assets of the Dorman Products division of the Operating Partnership. Dorman and R&B seek damages of approximately $21,000.

     Certain other legal proceedings are pending which are either in the ordinary course of business or incidental to the Company's business. Those legal proceedings incidental to the business of the Company are generally not covered by insurance or other indemnity. In the opinion of management, the ultimate resolution of these matters will not have a material effect on the consolidated financial position, operations or cash flows of the Company.

                        SUNSOURCE INC. AND SUBSIDIARIES

                            (dollars in thousands)

18. Statements of Cash Flows:


     Supplemental disclosures of cash flow information are presented below:




                                                                       1997          1996         1995
                                                                  -------------   ----------   ----------
Cash paid during the period for:
 Interest .....................................................     $   7,357      $ 6,769      $ 7,304
                                                                    =========      =======      =======
 Income taxes .................................................     $   1,433      $ 1,189      $ 1,190
                                                                    =========      =======      =======
Non-cash investing activities:
 Acquisitions (see Note 3):
   Fair value of assets acquired ..............................     $   1,029      $   758      $ 8,515
   Less liabilities assumed ...................................          (236)         (58)        (504)
   Post-closing adjustments ...................................            --          (17)        (626)
                                                                    ---------      -------      -------
    Cash paid for acquired businesses .............. ..........     $     793      $   683      $ 7,385
                                                                    =========      =======      =======
Non-cash financing activities:
 Accrued and unpaid dividends on common shares ................     $     642      $    --      $    --
 Accrued and unpaid partnership distributions .................     $   2,353      $ 1,857      $ 7,819
 Exchange of 11,099,573 Class A limited partnership
   interests for 4,217,837 Trust Preferred Securities .........     $ 115,991      $    --      $    --
 Exchange of 21,675,246 Class B limited partnership
   interests for 5,418,936 common shares ......................     $  38,943      $    --      $    --
 Exchange of GP's Minority Interest for 1,000,000
   common shares ..............................................     $  21,841      $    --      $    --



19. Quarterly Data (unaudited):




1997                                                     Fourth          Third          Second          First
--------------------------------------------------   -------------   ------------   -------------   -------------
Net sales ........................................      $168,932       $178,540       $ 181,643       $ 169,016
Gross profit .....................................        69,079         72,791          73,808          67,600
Income before extraordinary loss (1) .............         3,090         15,673           9,193           4,576
Extraordinary loss (Note 6) ......................            --         (3,392)             --              --
Net income (1) ...................................         3,090         12,281           9,193           4,576
Net income (loss) per limited partnership interest
      -- Class A .................................        N/A            N/A          $     .28       $     .27
      -- Class B .................................        N/A            N/A          $     .28       $     .07
Pro forma net income per common share ............        N/A          $    .58          N/A             N/A
Net income per common share ......................      $    .48         N/A             N/A             N/A
1996
----
Net sales ........................................      $159,737       $167,125       $ 167,500       $ 154,892
Gross profit (2) .................................        64,826         67,469          66,399          61,900
Net income (3) ...................................        (1,342)         8,286           8,313           4,010
Net income (loss) per limited partnership interest
      -- Class A .................................      $    .28       $    .27       $     .28       $     .27
      -- Class B .................................     ($    .20)      $    .24       $     .24       $     .04


------------
(1) Includes $2,428, $275 and $350 of non-recurring transaction and other related costs recorded in the third, second and first quarters, respectively.


(2) Includes amounts reclassified to conform to current accounting.



(3) Includes $5,950 and $2,150 of non-recurring restructuring charges and transaction costs, respectively, recorded in the fourth quarter.

                        SUNSOURCE INC. AND SUBSIDIARIES

                            (dollars in thousands)

20. Concentration of Credit Risk:


     Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents and trade receivables. The Company places its cash and cash equivalents with high credit quality financial institutions. Concentrations of credit risk with respect to sales and trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersion across many different industries and geographies. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral.


21. Segment Information:


     In June 1997, the FASB issued SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," which replaces previous generally accepted accounting principles on segment reporting. Although adoption of SFAS 131 is not required until 1998 reporting, the Company has elected to apply the provisions of this SFAS beginning with its 1997 reporting, as contained herein. Previously reported information has been restated to conform to reporting under SFAS 131.


     The Company has five reportable segments (see Note 1 "Nature of Operations") which are disaggregated based on the products and services provided, markets served, marketing strategies and delivery methods.



     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Intersegment sales are immaterial. The Company measures segment profitability and allocates corporate resources based on each segment's Earnings Before Interest, Taxes and Amortization ("EBITA"), which is defined as income from operations before amortization. The Company also measures the segments on performance on their tangible asset base. The table below provides the Company's segment disclosures and is followed by reconciliations of the segment amounts to the consolidated amounts where appropriate:





                                                               Year Ended December 31,
                                                      ------------------------------------------
                                                          1997           1996           1995
                                                      ------------   ------------   ------------
Net Sales
Technology Services ...............................    $ 323,588      $ 299,068      $ 285,466
Inventory Management -- Expediter .................      125,911        121,389        113,715
Inventory Management -- Integrated Supply .........       52,979         43,392         31,860
Hardware Merchandising Services ...................      107,395         95,036         77,263
Glass Merchandising ...............................       88,258         90,369        120,631
                                                       ---------      ---------      ---------
Consolidated net sales ............................    $ 698,131      $ 649,254      $ 628,935
----------------------------------------------------   ---------      ---------      ---------
Gross Profit
Technology Services ...............................    $  85,902      $  76,896      $  75,527
Inventory Management -- Expediter .................       90,171         87,839         83,122
Inventory Management -- Integrated Supply .........       13,216         11,436          9,372
Hardware Merchandising Services ...................       58,319         48,878         41,037
Glass Merchandising ...............................       35,670         35,545         42,279
                                                       ---------      ---------      ---------
Segment gross profit ..............................    $ 283,278      $ 260,594      $ 251,337
----------------------------------------------------   ---------      ---------      ---------
EBITA
Technology Services ...............................    $  14,784      $  13,335      $  15,743
Inventory Management -- Expediter .................       21,160         19,199         15,478
Inventory Management -- Integrated Supply .........        2,968          1,892          1,723
Hardware Merchandising Services ...................       10,874          7,130          7,314
Glass Merchandising ...............................        2,131          3,231          3,710
                                                       ---------      ---------      ---------
Segment profit ....................................    $  51,917      $  44,787      $  43,968
----------------------------------------------------   ---------      ---------      ---------

                        SUNSOURCE INC. AND SUBSIDIARIES

                            (dollars in thousands)

21. Segment Information:  -- (continued)





                                                                                  Year Ended December 31,
                                                                       ---------------------------------------------
                                                                            1997            1996            1995
                                                                       -------------   -------------   -------------
Tangible Assets
Technology Services ................................................     $  90,597       $  81,720       $  77,215
Inventory Management -- Expediter ..................................        41,991          42,274          40,606
Inventory Management -- Integrated Supply ..........................        13,138          13,813          10,204
Hardware Merchandising Services ....................................        40,579          41,322          32,544
Glass Merchandising ................................................        23,879          24,427          24,858
                                                                         ---------       ---------       ---------
Segment tangible assets ............................................     $ 210,184       $ 203,556       $ 185,427
---------------------------------------------------------------------    ---------       ---------       ---------
Capital Expenditures
Technology Services ................................................     $   2,045       $   1,112       $   1,470
Inventory Management -- Expediter ..................................           622             786             782
Inventory Management -- Integrated Supply ..........................           266             282              63
Hardware Merchandising Services ....................................         1,754           1,985             539
Glass Merchandising ................................................           373             640           1,254
                                                                         ---------       ---------       ---------
Segment capital expenditures .......................................     $   5,060       $   4,805       $   4,108
---------------------------------------------------------------------    ---------       ---------       ---------
Depreciation
Technology Services ................................................     $   1,438       $   1,323       $   1,239
Inventory Management -- Expediter ..................................           886             897             865
Inventory Management -- Integrated Supply ..........................           107              72              67
Hardware Merchandising Services ....................................           747             451             292
Glass Merchandising ................................................           730             775            1120
                                                                         ---------       ---------       ---------
Segment depreciation ...............................................     $   3,908       $   3,518       $   3,583
---------------------------------------------------------------------    ---------       ---------       ---------
Geographic Segment Data:
Net Sales
United States ......................................................     $ 644,299       $ 609,485       $ 598,741
Canada .............................................................        34,022          30,888          29,127
Mexico .............................................................        19,810           8,881           1,067
                                                                         ---------       ---------       ---------
Consolidated net sales .............................................     $ 698,131       $ 649,254       $ 628,935
---------------------------------------------------------------------    ---------       ---------       ---------
Reconciliation of Segment Profit to Income Before Income
 Taxes and Extraordinary Loss:
Segment profit -- EBITA ............................................     $  51,917       $  44,787       $  43,968
Amortization .......................................................        (1,894)         (1,924)         (1,996)
Corporate expenses .................................................        (8,425)         (6,981)         (7,340)
Non-recurring charges:
 Restructuring .....................................................            --          (5,950)             --
 Transaction and other costs .......................................        (3,053)         (2,150)             --
 Management fee ....................................................        (2,491)         (3,330)         (3,330)
                                                                         ---------       ---------       ---------
Income from operations .............................................        36,054          24,452          31,302
Interest expense, net ..............................................        (7,198)         (6,875)         (6,920)
Distributions on guaranteed preferred beneficial interests .........        (3,058)             --              --
Other income .......................................................            54             550             256
Gain on sale of divisions ..........................................            --              --          20,644
                                                                         ---------       ---------       ---------
Income before income taxes and extraordinary items .................     $  25,852       $  18,127       $  45,282
---------------------------------------------------------------------    ---------       ---------       ---------

                        SUNSOURCE INC. AND SUBSIDIARIES

                            (dollars in thousands)

21. Segment Information:  -- (continued)



                                                                      Year Ended December 31,
                                                             ------------------------------------------
                                                                 1997           1996           1995
                                                             ------------   ------------   ------------
Reconciliation of Segment Tangible Assets to Total Assets:
Segment tangible assets ..................................    $ 210,917      $ 203,556      $ 185,427
Goodwill .................................................       62,588         43,036         44,250
Other intangible assets ..................................          170            503          1,015
Deferred income taxes ....................................       15,805          5,007          2,844
Cash value of life insurance .............................        8,407          4,566          3,009
Other corporate assets ...................................        8,255          5,887         18,046
                                                              ---------      ---------      ---------
Total assets .............................................    $ 306,142      $ 262,555      $ 254,591
-----------------------------------------------------------   ---------      ---------      ---------
Reconciliation of Segment Capital Expenditures to
 Total Capital Expenditures:
Segment capital expenditures (1) .........................    $   5,060      $   4,805      $   4,108
Corporate capital expenditures ...........................          130            159            191
                                                              ---------      ---------      ---------
Total capital expenditures ...............................    $   5,190      $   4,964      $   4,299
-----------------------------------------------------------   ---------      ---------      ---------


------------

(1) Includes $257 and $623 of assets acquired under capital leases in 1997 and 1996, respectively.




Reconciliation of Segment Depreciation to Total
 Depreciation:
Segment depreciation ..........................    $ 3,908      $ 3,498      $ 3,583
Corporate depreciation ........................        101          105           78
                                                   -------      -------      -------
Total depreciation ............................    $ 4,009      $ 3,603      $ 3,661
------------------------------------------------   -------      -------      -------



22. Subsequent Events:

     On January 22, 1998, the Company filed a registration statement on Form S-2 with the United States Securities and Exchange Commission, which was amended thereafter, for an offering of common shares of the Company (the "Offering"). Of the 1,976,059 common shares included in the Offering, 500,000 shares are being issued and sold by the Company and 1,476,059 shares are being sold by selling stockholders. The Company will not receive any of the proceeds for the shares being sold by the selling stockholders. The Company will use the net proceeds from its shares sold in the Offering to repay borrowings under its revolving credit facility.

     The Board of Directors of the Company has authorized the acquisition by Hillman of certain assets of a retail hardware business which had sales in its last fiscal year of approximately $17.0 million.

Item 7.       Financial Statements, Pro Forma Financial Information and
              Exhibits.

         (a)  Financial Statements of Businesses Acquired.

              None.

         (b)  Pro Forma Financial Information.

              None.

         (c)  Exhibits.

              23.1     Consent of Coopers & Lybrand L.L.P.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SUNSOURCE INC.



                                           By:  /s/ Joseph M. Corvino
                                              ---------------------------------
                                              Joseph M. Corvino
                                              Vice President- Finance and Chief
                                               Financial Officer


Dated:  March 2, 1998

                                  EXHIBIT INDEX

         Exhibit
         Number            Description
         -------           -----------
         23.1              Consent of Coopers & Lybrand L.L.P.